Exhibit 10.2

FIRST AMENDMENT TO

AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made and entered into as of December 11, 2013 (the "Amendment Effective Date''), by and between THE AVENTINE GREENVILLE, LLC, a Delaware limited liability company (“Seller”) and TRADE STREET OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Buyer”).

W I T N E S S E T H :

WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement dated December 5, 2013 (the “Contract”), with respect to certain real property located in Greenville County, South Carolina, and being more particularly described in the Contract; and

WHEREAS, Purchaser and Seller desire to amend the Contract as hereinafter set forth.

NOW, THEREFORE, for and in consideration of mutual covenants contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, paid by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.                  Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings respectively ascribed to them in the Contract.

2.                  Extension of Inspection Date. The first sentence of Section 3.2 of the Contract is hereby deleted in its entirety and the following is substituted in lieu thereof:

"Seller agrees that in the event Purchaser determines, in Purchaser's sole and absolute discretion, that it does not wish to acquire the Property for any reason or no reason, then Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller on or before December 26, 2013 (the "Inspection Date'').”

3.                  Ratification. Except as amended hereinabove, the Contract remains unmodified and is hereby ratified and confirmed for all purposes and in all respects.

4.                  Counterparts. The First Amendment may be executed in multiple, telecopied counterparts, all of which should constitute one and the same instrument.

5.                  Entire Agreement. The Contract, as amended by this First Amendment, constitutes the entire agreement of the parties with respect to the subject matter thereof and fully supersedes any and all prior or contemporaneous written or oral agreements and understandings between the parties pertaining to such subject matter.

6.                  Time of the Essence. Time is of the essence with respect to the Contract and this First Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the Purchaser and Seller have executed this First Amendment as of the Amendment Effective Date.

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SELLER:

THE AVENTINE GREENVILLE, LLC, a Delaware limited liability company

By:	Flournoy Development Company, LLC, a Georgia limited liability company, its Manager

	By:	/s/ Red Dawson
Red Dawson, Vice President

PURCHASER:

TRADE STREET OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: Trade Street OP GP, LLC, a Delaware limited liability company, its general partner

By: Trade Street Residential, Inc., a Maryland corporation, its sole member

	By:	Trade Street Residential, Inc., a Maryland corporation, its sole member

	By:	/s/ David Levin
	Name:	David Levin
	Title:	President